                                EXHIBIT 99.C.1
                      Consent of Coopers & Lybrand L.L.P.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No. 6 to the Registration Statement of Massachusetts Mutual Variable Life Separate Account 1 (Strategic Variable Life segment) on Form S-6 (Registration No. 33-87904), of our report, dated February 3, 1998 on our audits of Massachusetts Mutual Variable Life Separate Account 1 (Strategic Variable Life segment), and of our report dated February 6, 1998 on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption "Experts."

                                                 Coopers & Lybrand L.L.P.

Springfield, Massachusetts

April 24, 1998